Exhibit 1 Third-Party Twitter Posts Exhibit 1
Media Influencers React to Value Yahoo

In addition to media and blogger coverage of the Value Yahoo site, a number of media influencers took to Twitter to post their reactions. Some notable examples are below:

Eric Jackson @ericjackson
[Twitter handle image]

“I just ‘liked’ Dan Loeb’s Facebook page on ‘Value Yahoo’ on.fb.me/HgHwOy – is this the future of shareholder activism?”

5:10 PM – 2 Apr 12 via TweetDeck * Details

Fletch @fltch
[Twitter handle image]

“Digging the concept of Value Yahoo – mix of politics, activism & branded content m.fletch.in/HOwlkh”

1:17 PM – 2 Apr 12 via Buffer * Details

Eric Hippeau @ erichippeau
[Twitter handle image]

“Worth checking how Dan Loeb and Third Point make their case at valueyahoo.com and launch FB page on.fb.me/HaAzWv”

11:20 AM – 2 Apr 12 via TweetDeck * Details

Market Folly @marketfolly
[Twitter handle image]

“Taking a look at Dan Loeb’s ‘Value Yahoo’ Website (Proxy Contest) stks.co/3BMi $YHOO”

All Things D @allthingsd
[Twitter handle image]

“Third Point launches ‘Value Yahoo’ Blog (Which Does Not Value Current Leadership) – by @karaswisher dthin.gs/HOncqe”

10:30 AM – 2 Apr 12 via AllThingsD * Details

CNBC @CNBC
[Twitter handle image]

“Third Point just launched a web site to further their cause for an overhaul at Yahoo: valueyahoo.com (via @KateKellyCNBC)”

Kayla Tausche @kaylatausche
[Twitter handle image]

“Activism gets social: Dan Loeb sticks it to Yahoo! with a Facebook page supporting his proxy fight…. facebook.com/ValueYahoo”